Exhibit 4.2
                                                                     -----------


                               WARRANT TO PURCHASE

                                 COMMON STOCK OF

                          THE NETWORK CONNECTION, INC.

50,000 Shares                                                     March 15, 1996
                                                             Alpharetta, Georgia

     Void after 5:00 p.m. Eastern Standard Time on March 15, 1999.

     This is to verify that, FOR VALUE RECEIVED, GOODBODY INTERNATIONAL, INC., or its registered assigns (hereinafter referred to as the "Holder") is entitled to purchase, subject to the terms and conditions hereof, from THE NETWORK CONNECTION, INC., a Georgia corporation (the "Company"), 50,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), pursuant to the terms hereof until 5:00 p.m. Eastern Standard Time on March 15, 1999 (the "Termination Date"), at an exercise price (the "Exercise Price") equal to $15.00 per share. The number of shares of Common Stock purchasable upon exercise of this Warrant (the "Warrant") shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below. The shares of Common Stock receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares."

     1.   Exercise of Warrant; Issuance of Exercise Shares.
          ------------------------------------------------

          a. This Warrant may be exercised as indicated in Section 1(b) below until and including the Termination Date, upon surrender on any business day to the Company at its principal office, presently located at the address of the Company set forth in Paragraph 7 hereof (or such other office of the Company, if any, as shall theretofore have been designated by the Company by written notice to the Holder), together with: (x) (i) a completed and executed Notice of Warrant Exercise in the form set forth in Appendix A hereto and made a part hereof and (ii) payment of the full Exercise Price for the number of Exercise Shares set forth in the Notice of Warrant Exercise, in lawful money of the United States of America by certified check or cashier's check, made payable to the order of the Company, or (y) by presentation and surrender of this Warrant to the Company at its principal executive offices with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise").

          b. In the event of a Cashless Exercise for Exercise Shares, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Exercise Shares by a fraction, the numerator of which shall be the difference between the then current market price per share of Common Stock and the Exercise Price, and the denominator of which


























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shall be the then current market price per share of Common Stock.  For purposes of any computation under this Section 1b, the then current market price per share of Common Stock at any date shall be deemed to be the average of the last sales prices of the Common Stock on the ten trading days prior to the date of the Cashless Exercise or, in case no such reported sales take place on such any such day or days, the average of the last reported bid and asked prices of the Common Stock on any such day or days, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors.

          c. Upon receipt of this Warrant, in the case of Section 1a.(x), with the Notice of Warrant Exercise duly executed and accompanied by payment of the aggregate Exercise Price for the Exercise Shares for which this Warrant is then being exercised, or, in the case of Section 1a.(y), with the Cashless Exercise Form duly executed, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised, as the case may be (adjusted to reflect the effect of the anti-dilution provisions contained in Section 5 of this Warrant, if any, in such denominations as are requested for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder. The Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then-be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Exercise Shares issuable upon exercise of this Warrant, the Company may require the Holder to make such representations, and may place such legends on certificates representing the Exercise Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Exercise Shares to be issued without such registration.

          d. In case the Holder shall exercise this Warrant with respect to less than all of the Exercise Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Exercise Shares, and deliver such new warrant to the Warrantholder.

          e. The Warrant and all rights and options hereunder shall expire on the Termination Date and shall be wholly null and void to the extent this Warrant is not exercised prior to the Termination Date.



























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







          f. The Warrant shall be exercisable to acquire the Exercise Shares at any time on or after September 15, 1996.

          g. The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to Paragraph 2 hereof, the Company shall not be obligated to pay), liens, charges and security interests created by the Company with respect to the issuance thereof.

          h. The Company agrees and covenants that at all times prior to the Termination Date it will have authorized, and hold in reserve, at least the number of Exercise Shares issuable upon the full exercise of this Warrant.

     2.   Payment of Taxes.  The Company will pay all documentary stamp taxes,
          ----------------
if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be
                          --------  -------
required to pay any tax which may be payable in respect of any transfer involved in the issue of this Warrant or of any certificates for Exercise Shares in a name other than that of the Holder upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     3.   Rights of Holder.  The Holder shall not, by virtue of anything
          ----------------
contained in this Warrant or otherwise (except upon exercise of this Warrant, with respect to the Exercise Shares purchased thereby), be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

     4.   Registration of Transfers and Exchanges.  This Warrant shall be
          ---------------------------------------
transferable, subject to the provisions of Paragraph 6 hereof, only upon the books of the Company to be maintained by it for that purpose, upon surrender of this Warrant to the Company at its principal office accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the Holder or by the duly appointed legal representative thereof or by a duly authorized attorney and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be


























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






deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any such registration of transfer, a new Warrant shall be issued to the transferee named in such instrument of transfer, and the surrendered Warrant shall be canceled by the Company.

     5.   Adjustment of Warrant.  The Exercise Price and the number and kind of
          ---------------------
securities issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth below:

          a. If the Company shall at any time (i) pay a dividend or make a distribution on the Common Stock in shares of its Common Stock, (ii) subdivide its outstanding Common Stock or (iii) combine its outstanding Common Stock into a smaller number of shares, the number of shares of Common Stock which may be purchased upon exercise of this Warrant shall be adjusted so that the number of shares thereafter purchasable upon exercise of this Warrant shall be equal to the number of shares which the Holder would have been entitled to receive after the happening of such event had the Warrant been exercised immediately prior to such event. Any adjustment made pursuant to this subparagraph (a) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date, in the case of any subdivision or combination.

          b. If the Company shall issue by reorganization or reclassification of its Common Stock other securities of the Company (including any such reorganization or reclassification in connection with a consolidation or merger of the Company with another corporation, provided the Company is the surviving corporation), the Holder shall thereafter have the right to receive upon exercise of this Warrant the kind and number of shares of stock or other securities or property which he would have been entitled to receive upon the happening of any such reorganization or reclassification, had this Warrant been exercised immediately prior thereto; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the conversion rate) shall thereafter be applicable, as near as reasonably practical, in relation to any shares of stock or other securities or other property thereafter deliverable upon the exercise of this Warrant. Any adjustment made pursuant to this subparagraph (b) shall become effective retroactively to the effective date of such reorganization or reclassification.

          c.   After any adjustment of the number or kind of shares


























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






or other securities or property issuable upon exercise of this Warrant pursuant to the provisions of this Paragraph 5, the Exercise Price shall also be adjusted so that the aggregate Exercise Price thereafter payable upon exercise of this Warrant shall be equal to the aggregate Exercise Price which would have been payable upon exercise of this Warrant immediately prior to such adjustment in the number of kind of shares or other securities or other property issuable upon exercise of this Warrant.

          d. No adjustment in the number of shares of Common Stock issuable upon exercise of this Warrant, or of the Exercise Price, shall be required to be made unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any adjustments which by reason of
                  --------  -------
this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 5 shall be made to the nearest cent or one-one hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon exercise of this Warrant, and any fractional shares issuable upon exercise shall be rounded up to the next whole share.

          e. Whenever any adjustment shall be made in the number or kind of shares or other securities or property issuable upon exercise of this Warrant pursuant to the provisions of this Paragraph 5, or in the Exercise Price, the Company will forthwith cause a notice stating the adjustment to be mailed to the Holder.

          f.   In case at any time:

               (i) The Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company; or

               (ii) The Company shall offer for subscription to all of the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

               (iii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation, other than any transaction referred to in subparagraph (b) above and other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value (or from par value to no par value or from no par value to par value); or

               (iv)  There shall be a voluntary or involuntary
























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dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than 10 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate). Notwithstanding anything in this paragraph (f) to the contrary, however, it is agreed that failure of the Company to give any such notice of corporate action shall not invalidate such corporate action.

     6.   Restrictions on Transferability - Restrictive Legend.  Neither this
          ----------------------------------------------------
Warrant nor the Exercise Shares shall be transferable except in accordance with the provisions of this paragraph.

          a.   Restrictions on Transfer; Indemnification.  Neither this Warrant
               -----------------------------------------
nor any Exercise Shares may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), unless
(i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale.

          The Holder agrees to indemnify and hold harmless the Company against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Shares held by the



























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Holder or any interest therein in violation of the provisions of this Paragraph
6.

          b.   Restrictive Legends.  Unless and until otherwise permitted by
               -------------------
this Paragraph 6, this Warrant, each warrant issued to the Holder or to any transferee or assignee of this Warrant, and each Certificate representing Exercise Shares issued upon exercise of this Warrant or any warrant issued to the Holder or to any transferee or assignee of this Warrant, or to any transferee of the person to whom the Exercise Shares were issued, shall bear a legend setting forth the requirements of paragraph (a) of this Paragraph 6, together with such other legend or legends as may otherwise be deemed necessary or appropriate by counsel to the Company.

          c.   Notice of Proposed Transfers.  Prior to any transfer, offer to
               ----------------------------
transfer or attempted transfer of this Warrant or any Exercise Shares, the Holder of such security shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall contain an undertaking by the person giving such notice to furnish such other information as may be required, to enable counsel satisfactory to the Company to render the opinions referred to below, and (ii) shall designate the counsel for the person giving such notice, such counsel to be satisfactory to the Company. The person giving such notice shall submit a copy thereof to the counsel designated in such notice, and the following provisions shall apply:

               (i) If, in the opinion of such counsel, the proposed transfer of this Warrant or Exercise Shares, as appropriate, may be effected without registration of such security under the Act, the Company shall, as promptly as practicable, so notify the holder of such security and such holder shall thereupon be entitled to transfer such security in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the securities thus to be transferred (and each certificate evidencing any untransferred balance of the securities evidenced by such certificate) shall bear the restrictive legends referred to in subparagraph (b) above, unless in the opinion of such counsel such legends are not required in order to insure compliance with the Act.

               (ii) If, in the opinion of such counsel, the proposed transfer of securities may not be effected without registration under the Act, the Company shall, as promptly as practicable, so notify the holder thereof. However, the Company shall have no obligation to register such securities under the Act.

          The holder of the securities giving the notice under this subparagraph
(c) shall not be entitled to transfer any of the securities until receipt of notice from the Company under paragraph


























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(i) of this subparagraph (c) or registration of such securities under the Act has become effective.

          d.   Removal of Legend.  The Company shall, at the request of any
               -----------------
registered holder of a Warrant or Exercise Share, exchange the certificate representing such security for a certificate representing the same security not bearing the restrictive legends required by subparagraph (b) if, in the opinion of counsel satisfactory to the Company, such restrictive legends are no longer necessary.

     7.   Notices.  All notices required or permitted to be given hereunder
          -------
shall be in writing and shall be deemed to have been (a) when received, if delivered in person; (b) when sent, if sent by telecopier and confirmed within forty-eight (48) hours by letter mailed or delivered to the party to be notified at its address set forth herein; or (c) five (5) days following the mailing thereof if mailed by certified first class mail, postage prepaid, return receipt request, in any such case as follows:

                    If to the Company, to:

                    The Network Connection, Inc.
                    1324 Union Hill Road
                    Alpharetta, GA  30201
                    Attention:  Wilbur Riner, Chairman
                    Telecopier: (770) 751-1884

                    If to the Holder, to:

                    Joseph Hale
                    __________________
                    ____________________________
                    Telephone:    (___) ___-____
                    Telecopier:   (___) ___-____

     8.   Supplements and Amendments.  The Company may from time to time
          --------------------------
supplement or amend this Warrant without the approval of the Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder.

     9.   Successors and Assigns.  This Warrant shall inure to the benefit of
          ----------------------
and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

     10.  Severability.  If for any reason any provision, paragraph or term of
          ------------
this Warrant is held to be invalid or unenforceable, all























                                       -8-







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other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

     11.  Governing Law.  This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of New York without regard to its conflict of laws provisions.

     12.  Headings.  Paragraph and subparagraph headings, used herein are
          --------
included herein for convenience of reference only shall not affect the construction of this Warrant nor constitute a part of this Warrant for any other purpose.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date and year first above written.

                                             THE NETWORK CONNECTION, INC.



                                             By:____________________________
                                                Wilbur Riner, Chairman

















































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                                   APPENDIX A
                                   ----------


                           NOTICE OF WARRANT EXERCISE
                           --------------------------


     Pursuant to a Warrant issued by The Network Connection, Inc., a Delaware corporation (the "Company"), to the undersigned dated as of March 15, 1996, the undersigned hereby irrevocably elects to exercise its warrant to the extent of purchasing _______________ shares of Common Stock (the "Exercise Shares") of the Company as provided for therein.

     The undersigned hereby represents and agrees that the Exercise Shares purchased pursuant hereto are being purchased for investment and not with a view to the distribution or resale thereof, and that the undersigned understands that said Exercise Shares have not been registered under the Securities Act of 1933, as amended.

     Payment of the full purchase price of the Exercise Shares is enclosed herewith, in the form of a check made payable to the Company.

     The undersigned requests that a certificate for the Exercise Shares be issued in the name of:

                         ______________________________
                         ______________________________
                         ______________________________

             (Please print name, address and social security number)

Date: _____________________________, _____

Address:_________________________________________
        _________________________________________
        _________________________________________

Signature:_______________________________________


































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                             CASHLESS EXERCISE FORM

                    (To be executed upon exercise of warrant
                             pursuant to Section 1b)

          The undersigned hereby irrevocably elects to Exchange its Warrant for such shares of Common Stock pursuant to the Cashless Exercise provisions of the within Warrant Certificate, as provided for in Section 1b of such Warrant Certificate.

          Please issue a certificate or certificates for such Common Stock in the name of, and pay cash for fractional share to:



                                   Name _______________________________
                                        (Please Print Name, Address and Social
                                        Security No.)


                                   Signature___________________________
                                            NOTE: The above signature should
                                                  correspond exactly with the
                                                  name on the first page of this
                                                  Warrant Certificate or with
                                                  the name of the assignee
                                                  appearing in the assignment
                                                  form below.

     And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.




































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